Exhibit 10.25

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

DIRECTOR APPOINTMENT AND NOMINATION AGREEMENT

This Director Appointment and Nomination Agreement, dated as of April 28, 2022 (this “Agreement”), is by and among the persons and entities listed on Schedule A (collectively, the “Icahn Group”, and each individually a “member” of the Icahn Group) and Bausch + Lomb Corporation (the “Company”). In consideration of and reliance upon the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Board Representation and Board Matters.

(a)	The Company and the Icahn Group agree as follows:

(i)

As soon as practicable following the written election of the Icahn Group (which written election, in order to be valid, must be delivered to the Company between the date (the “Distribution Effective Date”) of consummation of the spin-off transaction by which Bausch Health Companies Inc. (“BHC”) transfers any or all of its remaining indirect equity interest in the Company to BHC’s then-current shareholders (the “B+L Distribution”) and such date that is twelve (12) months after the Distribution Effective Date (such period, the “Election Period”), the Company shall take or shall have taken all necessary action to increase the size of the Board of Directors of the Company (the “Board”) by two, and following consultation with the Icahn Group, to appoint two individuals identified by the Icahn Group and reasonably acceptable to the Company (such individuals, collectively, the “Icahn Designees” and each an “Icahn Designee”) to fill the resulting vacancies, each with a term expiring at the first annual general meeting of stockholders of the Company following such written election (the “First Annual Meeting”). Prior to such date as the Icahn Designees are seated as members of the Board, the Icahn Group shall not request and the Company shall not provide any material non-public information relating to or involving the Company. For the avoidance of doubt, it shall not be deemed unreasonable for the Company to reject a designee in accordance with this Section 1(a)(i) if such designee does not satisfy the Director Criteria (as hereafter defined) or the criteria set forth on Annex 1 attached hereto (the “Tax Criteria”).

(ii)

the Company shall use reasonable best efforts to cause the election of each of the Icahn Designees at the First Annual Meeting (including by (x) recommending that the Company’s stockholders vote in favor of the election of each of the Icahn Designees, (y) including each of the Icahn Designees in the Company’s proxy statement and proxy card for the First Annual Meeting, and (z) otherwise supporting each of the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate). The Icahn Group agrees not to conduct a proxy contest regarding any matter, including the election of directors, with respect to the First Annual Meeting. As a condition to the Icahn Designees’ appointment to the Board, the Icahn Designees shall execute and deliver a customary joinder to this Agreement. Prior to the execution and delivery of such joinder to the Company, the Icahn Group shall cause the Icahn Designees to comply with the covenants, agreements and other provisions herein applicable to the Icahn Designees.

(iii)

that as a condition to the Icahn Designees’ appointment to the Board and subsequent nomination for election, the Icahn Designees each agree to provide to the Company, prior to nomination and appointment and on an on-going basis while serving as a member of the Board, such information and materials as the Company routinely receives from other members of the Board or as is required to be disclosed in proxy statements under applicable law or as is otherwise reasonably requested by the Company from time-to-time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, including, but not limited to, a completed D&O Questionnaire in the form separately provided by the Company to the Icahn Group (the “Nomination Documents”).

(iv)

That, subject to Section 1(c) below, should any Icahn Designee resign from the Board or be rendered unable to, or refuse to, be appointed to, or for any other reason fail to serve or is not serving, on the Board (other than as a result of not being nominated by the Company for election at an annual meeting of stockholders subsequent to the First Annual Meeting, following which the Icahn Group’s replacement rights pursuant to this Section 1(a)(iv) shall terminate with respect to such Icahn Designee), as long as the Icahn Group has not materially breached this Agreement and failed to cure such breach within five (5) business days of written notice from the Company specifying any such breach, the Icahn Group shall be entitled to designate, and the Company shall cause to be added as a member of the Board, or as a nominee on the Company’s slate of nominees for election to the Board at the First Annual Meeting (collectively, the “First BLCO Slate”), as applicable, a replacement that is approved by the Board, such approval not to be unreasonably withheld, conditioned or delayed (an “Acceptable Person”) (and if such proposed designee is not an Acceptable Person, the Icahn Group shall be entitled to continue designating a recommended replacement until such proposed designee is an Acceptable Person) (a “Replacement Designee”). Any such Replacement Designee who becomes a Board member in replacement of any Icahn Designee shall be deemed to be an Icahn Designee for all purposes under this Agreement and, as a condition to being appointed to the Board, shall be required to sign a customary joinder to this Agreement.

(v)

For the avoidance of doubt, the Board’s approval of a Replacement Designee pursuant to Section 1(a)(iv) shall not be considered unreasonably withheld if: (1) such replacement does not (A) qualify as “independent” pursuant to the NYSE Rules (as defined below), (B) have the relevant financial and business experience to be a director of the Company, or (C) satisfy the requirements set forth in the Company Policies (as defined below), in each case as in effect as of the Distribution Effective Date or such additional or amended guidelines and policies approved by the Board that are applicable to all directors of the Company (collectively clauses (A) through (C), the “Director Criteria”); provided that no Director Criteria will be adopted that would prevent any employee or affiliate of the Icahn Group from becoming directors by virtue of the fact that such person is an employee or affiliate of the Icahn Group had such criteria been in effect today; or (2) such Replacement Designee does not satisfy the Tax Criteria.

(vi)

that (1) for any annual general meeting of stockholders subsequent to the First Annual Meeting, the Company shall notify the Icahn Group in writing no less than thirty-five (35) calendar days before the advance notice deadline set forth in the Company’s Articles of Incorporation whether the Icahn Designees will be nominated by the Company for election as directors at such annual general meeting and, (2) if the Icahn Designees are to be so nominated, shall use reasonable best efforts to cause the election of the Icahn Designees so nominated by the Company (including by (x) recommending that the Company’s stockholders vote in favor of the election of the Icahn Designees, (y) including the Icahn Designees in the Company’s proxy statement and proxy card for such annual general meeting and (z) otherwise supporting the Icahn Designees for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate), and the Icahn Group agrees not to conduct a proxy contest regarding any matter, including the election of directors, with respect to any such annual general meeting at which the Company has nominated Icahn Designees and such Icahn Designees have consented to being named, and are named, in the proxy statement relating to such annual general meeting.

(vii)

that from and after the date of this Agreement, so long as an Icahn Designee is seated as a member of the Board, without the approval of the Icahn Designees then on the Board (such approval not to be unreasonably withheld, delayed or conditioned), (w) the Board shall not form an Executive Committee or any other committee with functions similar to those customarily granted to an Executive Committee; (x) the Board shall not form any other new committee (other than committees formed with respect to matters for which there are actual conflicts of interest between the Icahn Designees and the Company) without offering to at least one Icahn Designee the opportunity to be a member of such committee (provided, however that if such committee has more than five (5) members then both Icahn Designees shall be offered to be appointed to such committee (to the extent there are two Icahn Designees then on the Board)), (y) the Board shall not increase the size of any committee and (z) any Board consideration of appointment and employment of named executive officers, mergers and acquisitions of material assets, or dispositions of material assets, or similar extraordinary transactions, such consideration, and voting with respect thereto shall take place only at the full Board level or in committees of which one of the Icahn Designees is a member (for the avoidance of doubt, nothing in this Agreement changes, amends, or modifies the authority, duties and obligations of the Talent & Compensation Committee of the Board).

(viii)

each of the Icahn Designees confirms that he or she will recuse himself or herself from such portions of Board or committee meetings, if any, involving actual conflicts between the Company and the Icahn Group. Promptly following the receipt of the Nomination Documents, the Board shall make a determination as to whether the Icahn Designees, based solely upon the representations provided by the Icahn Group in Section 7 of this Agreement (which representations shall be updated by the Icahn Group to be current as of the date of the written election made pursuant to Section 1(a)(i)) and the information provided to the Board by the Icahn Designees in the Nomination Documents, are independent under the Board’s independence guidelines, the independence requirements of the New York Stock Exchange (the “NYSE Rules”), and the independence standards applicable to the Company under paragraph (a)(1) of Item 407 of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(ix)

that, to the extent permitted by law and the Company’s then-existing insurance coverage, from and after the date that the Icahn Designees are seated as members of the Board, the Icahn Designees shall be covered by the same indemnification and insurance provisions and coverage as are applicable to the individuals that are directors of the Company as of such time, and at such time the Icahn Designees are no longer members of the Board, then the same indemnification and insurance provisions and coverage as are applicable to former directors of the Company as of such time.

(i)

Notwithstanding the foregoing, the Company acknowledges that for so long as the Icahn Designees are members of the Board, the Icahn Designees shall have the same rights as any other director with respect to being permitted to attend (as an observer and without voting rights) any committee meeting regardless of whether such director is a member of such committee.

(b)

At all times from the date that the Icahn Designees are seated as members of the Board through the termination of their service as a member of the Board, each of the Icahn Designees shall comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members and of which the Icahn Designees have been provided written copies in advance (or which have been filed with the Securities and Exchange Commission (“SEC”) or posted on the Company’s website), including the Company’s code of business conduct, corporate policies on ethical business conduct, political contributions, lobbying and other political activities policy, conflicts of interest policy, insider trading policy, anti-hedging policy and governance policies (collectively, the “Company Policies”), and shall preserve the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees (except to the extent permitted in the Confidentiality Agreement (as defined below) to be entered into pursuant to Section 5 of this Agreement). In addition, each of the Icahn Designees is aware of and shall act in accordance with his or her fiduciary duties with respect to the Company and its stockholders. For the avoidance of doubt, the Parties agree that notwithstanding the terms of any Company Policies, in no event shall any Company Policy apply to the Icahn Group, other than the Icahn Designees in their capacity as members of the Board.

(c)

Any provision in this Agreement to the contrary notwithstanding, if at any time after the Distribution Effective Date, the Icahn Group, together with any Icahn Affiliates (as defined below), ceases collectively to beneficially own (for all purposes in this Agreement, the terms “beneficially own” and “beneficial ownership” shall have the meaning ascribed to such terms as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act), an aggregate Net Long Position (x) in at least six percent (6%) of the total outstanding common shares of the Company (“Common Shares”) as of the Distribution Effective Date (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) one of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee; or (y) in at least three percent (3%) of the total outstanding Common Shares as of the Distribution Effective Date (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), (1) each of the Icahn Designees (or, if applicable, his or her Replacement Designee) shall, and the Icahn Group shall cause such Icahn Designee to, promptly tender his or her resignation from the Board and any committee of the Board on which he or she then sits and (2) the Icahn Group shall not have the right to replace such Icahn Designee(s). For clarity, “Common Shares” will include the shares of the entity resulting from the amalgamation of the Company expected to be effected in connection with the B+L Distribution for which the Common Shares are exchanged pursuant to such amalgamation.

The Icahn Group, upon request, shall keep the Company regularly apprised of the Net Long Position of the Icahn Group and the Icahn Affiliates to the extent that such position differs from the ownership positions publicly reported on the Icahn Schedule 13D and amendments thereto.

For purposes of this Agreement: the term “Net Long Position” shall mean: such Common Shares beneficially owned, directly or indirectly, that constitute such person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis, provided that “Net Long Position” shall not include any shares as to which such person does not have the right to vote or direct the vote, or as to which such person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares; and the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

Each of the Icahn Designees shall, prior to his or her appointment to the Board (including any Replacement Designee), and each member of the Icahn Group shall cause each of the Icahn Designees (including any Replacement Designee) to, execute an irrevocable resignation in the form attached to this Agreement as Exhibit A.

(d)

So long as the Icahn Group, together with the Icahn Affiliates, beneficially owns an aggregate Net Long Position in at least six percent (6%) of the total outstanding Common Shares as of the Distribution Effective Date (as adjusted for any stock dividends, combinations, splits, recapitalizations or similar type events), the Company shall not adopt a Rights Plan with an “Acquiring Person” beneficial ownership threshold below 20.0% of the then-outstanding Common Shares, unless (x) such Rights Plan provides that, if such Rights Plan is not ratified by the Company’s stockholders within 105 days of such Rights Plan being adopted, such Rights Plan shall automatically expire and (y) the “Acquiring Person” definition of such Rights Plan exempts the Icahn Group up to a beneficial ownership of 19.95% of the then-outstanding Common Shares. The term “Rights Plan” shall mean any plan or arrangement of the sort commonly referred to as a “rights plan” or “stockholder rights plan” or “shareholder rights plan” or “poison pill” that is designed to increase the cost to a potential acquirer of exceeding the applicable ownership thresholds through the issuance of new rights, common stock or preferred shares (or any other security or device that may be issued to stockholders of the Company, other than ratably to all stockholders of the Company) that carry severe redemption provisions, favorable purchase provisions or otherwise, and any related rights agreement.

2.	Additional Agreements.

(a)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, solely in connection with the First Annual Meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting

Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the First Annual Meeting, in each case that are entitled to vote at the First Annual Meeting, to be present for quorum purposes and to be voted, at the First Annual Meeting or at any adjournment or postponement thereof, (A) for each nominee on the First BLCO Slate, (B) against any nominees that are not nominated by the Board for election at the First Annual Meeting, (C) against any stockholder proposal to increase the size of the Board and (D) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence and in Section 2(b), the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any annual or special meeting.

(b)

Unless the Company or the Board has breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, that for any annual general meeting or special meeting of stockholders subsequent to the First Annual Meeting, if the Board has agreed to nominate the Icahn Designees then serving on the Board for election at such annual general meeting or special meeting and the Icahn Designees have consented to be nominated at such annual general meeting or special meeting, each member of the Icahn Group shall (1) cause, in the case of all Voting Securities owned of record, and (2) instruct and cause the record owner, in the case of all shares of Voting Securities beneficially owned but not owned of record, directly or indirectly, by it, or by any Icahn Affiliate, in each case as of the record date of the applicable annual general meeting or special meeting, in each case that are entitled to vote at such annual general meeting or special meeting, to be present for quorum purposes and to be voted at such annual general meeting or special meeting or at any adjournment or postponement thereof, (A) for each director nominated by the Board for election at such annual general meeting, (B) against any (i) stockholder proposal to increase the size of the Board and (ii) nominees that are not nominated by the Board for election at such annual general meeting or special meeting, and (C) in favor of the ratification of the Company’s auditors. Except as provided in the foregoing sentence, the Icahn Group shall not be restricted from voting “For”, “Against” or “Abstaining” from any other proposals at any annual general meeting or special meeting following the First Annual Meeting.

As used in this Agreement, the term “Voting Securities” shall mean the Common Shares that such person has the right to vote or has the right to direct the vote. For purposes of this Section 2, no person shall be, or be deemed to be, the “beneficial owner” of, or to “beneficially own,” any securities beneficially owned by any director of the Company to the extent such securities were acquired directly from the Company by such director as or pursuant to director compensation for serving as a director of the Company. For purposes of this Agreement, (A) the term “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act, and the term “Icahn Affiliate” shall mean such Affiliates that are controlled by the members of the Icahn Group, and (B) the term “Associate” shall mean (A) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (B) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of such person or of any of its parents or subsidiaries.

3.	Icahn Group Restrictions

(a)

From and after the date that the Icahn Designees are seated as members of the Board, until the later of (i)(x) the end of the First Annual Meeting and (y) such date as no Icahn Designee is on the Board and the Icahn Group has no right to designate a Replacement Designee (including if the Icahn Group has irrevocably waived such right in writing), and (ii) solely with respect to Section 3(a)(i)(x), the Butterfly Date (as hereafter defined) (the “Standstill Period”), so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, no member of the Icahn Group shall, directly or indirectly, and each member of the Icahn Group shall cause each of the Icahn Affiliates and its Associates not to, directly or indirectly (it being understood that the foregoing shall not restrict the Icahn Designees from discussing the matters set forth below with other members of the Board):

(i)

acquire, offer or propose to acquire any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (or beneficial ownership thereof) of the Company if after any such case, immediately after the taking of such action the Icahn Group, together with its respective Icahn Affiliates, would in the aggregate, beneficially own more than 19.95% of the then outstanding Common Shares (excluding, for the avoidance of doubt, any cash-settled swaps or other cash-settled instruments); provided that: (x) if, solely as a result of their acquisition of Common Shares or securities or other instruments convertible into Common Shares, the Icahn Group, together with its respective Icahn Affiliates and its Associates, become the beneficial owners of more than 9.95% of the then outstanding Common Shares (excluding, for the avoidance of doubt, any cash-settled swaps or other cash-settled instruments), then neither the Icahn Group nor the Icahn Affiliates nor its Associates shall sell any Common Shares or securities or other instruments convertible into Common Shares (but excluding, for the avoidance of doubt, any swaps or other instruments that do not allow for settlement in property other than cash) following the Distribution Effective Date and prior to the Butterfly Date without first obtaining a supplemental tax ruling from the Canada Revenue Agency (“CRA”) or an opinion of a nationally recognized accounting firm or law firm that is in form and substance satisfactory to the Company, acting reasonably, that such sale will not cause the B+L Distribution to be taxed in a manner inconsistent with that provided for in the tax ruling issued by the CRA in connection with the B+L Distribution; and (y) the term “Butterfly Date” shall mean the date that is the earlier of (A) eighteen (18) months after the Distribution Effective Date and (B) the date the Company delivers written notice to the Icahn Group in accordance with Section 12 confirming that BHC is not proceeding with a Canadian “butterfly” form of spin out with respect to the B+L Distribution;

(ii)

except with respect to the signatories to the Icahn Group’s Schedule 13D filed with the SEC with respect to the Company (the “Icahn Schedule 13D”), form or join in a partnership, limited partnership, syndicate or a “group” as defined under Section 13(d) of the Exchange Act, with respect to the securities of the Company;

(iii)

present (or request to present) at any annual general meeting or any special meeting of the Company’s stockholders, any proposal for consideration for action by stockholders or engage in any solicitation of proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents (including, without limitation, any solicitation of consents that seeks to call a special meeting of stockholders) or, except as provided in this Agreement, otherwise publicly propose (or publicly request to propose) any nominee for election to the Board or seek representation on the Board or the removal of any member of the Board;

(iv)

grant any proxy, consent or other authority to vote with respect to any matters (other than to the named proxies included in the Company’s proxy card for any annual general meeting or special meeting of stockholders) or deposit any Voting Securities in a voting trust or subject them to a voting agreement or other arrangement of similar effect (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case, except as provided in Sections 2(a) or (b);

(v)	call or seek to call any special meeting of the Company or action by consent resolutions;

(vi)	institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company;

(vii)

separately or in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposes to act as broker or agent for compensation, submit a proposal for or offer of (with or without conditions), any Extraordinary Transaction (as defined below); provided that the Icahn Group shall be permitted to sell or tender their Common Shares, and otherwise receive consideration, pursuant to any Extraordinary Transaction; and provided further that (A) if a third party (other than the Icahn Group or an Icahn Affiliate) commences a tender offer or exchange offer for all of the outstanding Common Shares that is not rejected by the Board in its Recommendation Statement on Schedule 14D-9, then the Icahn Group shall similarly be permitted to make an offer for the Company or commence a tender offer or exchange offer for all of the outstanding Common Shares at the same or higher consideration per share, provided that the foregoing (y) will not relieve the Icahn Group of its obligations under the Confidentiality Agreement and (z) will not be deemed to require the Company to make any public disclosures and (B) the Company may waive the restrictions in this Section 3(a)(vii) with the approval of the Board. “Extraordinary Transaction” means, collectively, any of the following involving the Company or any of its subsidiaries or its or their securities or all or substantially all of the assets or businesses of the Company and its subsidiaries: any tender offer or exchange offer, merger, acquisition, business combination, reorganization, restructuring, recapitalization, sale or acquisition of material assets, or liquidation or dissolution; provided that Extraordinary Transaction shall not include, and neither this Section 3(a) nor any other term of this Agreement, shall restrict the Icahn Group from commencing and consummating a tender offer pursuant to applicable Canadian laws and regulations to acquire additional Common Shares, so long as upon consummation of such tender offer(s) the Icahn Group would comply with Section 3(a)(i); provided, further that this Section 3(a)(vi) shall not prevent an Icahn Designee acting in his or her capacity as a director of the Company from raising such matter privately at the Board;

(viii)

seek, or encourage any person, to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or, except as expressly provided in this Agreement, seek, encourage or take any other action with respect to the election or removal of any directors;

(ix)

make any public communication in opposition to (A) any merger, acquisition, amalgamation, recapitalization, restructuring, disposition, distribution, spin-off, asset sale, joint venture or other business combination (including the B+L Distribution) or (B) any financing transaction, in each case involving the Company;

(x)

seek to advise, encourage, support or influence any person with respect to the voting or disposition of any securities of the Company at any annual general meeting or special meeting of stockholders, except in accordance with Section 2(a) or (b);

(xi)	publicly disclose any intention, plan or arrangement inconsistent with any provision of this Section 3; or

(xii)	publicly encourage or support any other person to take any of the actions described in this Section 3 that the Icahn Group is restricted from doing.

(b)

Subject to applicable law, from the date of this Agreement until the end of the Standstill Period, (i) so long as the Company has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Icahn Group specifying any such breach, neither a member of the Icahn Group nor any of the Icahn Affiliates or its Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) the Company or the Company’s respective current or former officers or directors and (ii) so long as the Icahn Group has not breached any material provision of this Agreement and failed to cure such breach within five (5) business days following the receipt of written notice from the Company specifying any such breach, neither the Company nor any of its Affiliates or Associates (including such persons’ officers, directors and persons holding substantially similar positions however titled) shall make, or cause to be made, by press release or similar public statement, including to the press or media (including social media), or in an SEC or other public filing, any statement or announcement that disparages (as distinct from objective statements reflecting business criticism) any member of the Icahn Group or Icahn Affiliates or any of their respective current or former officers or directors.

4.

Public Announcements. The Company acknowledges that the Icahn Group intends to file this Agreement as an exhibit to the Icahn Group’s Schedule 13D with respect to the Company promptly following the Distribution Effective Date, and the Icahn Group acknowledges that the Company intends to file this Agreement as an exhibit to the Company’s Form S-1/A promptly following the execution of this Agreement. The Icahn Group will not issue a press release. The Company shall have an opportunity to review in advance any Schedule 13D filing made by the Icahn Group with respect to this Agreement, and the Icahn Group shall have an opportunity to review in advance the relevant portion of the Form S-1/A filing to be made by the Company with respect to this Agreement.

5.

Confidentiality Agreement. The Company hereby agrees that, following the appointment of the Icahn Designees to the Board: (i) the Icahn Designees are permitted to and may provide confidential information subject to and in accordance with the terms of the confidentiality agreement in the form attached to this Agreement as Exhibit B (the “Confidentiality Agreement”) (which the Icahn Group agrees to execute upon the Icahn Group’s valid exercise of its nomination rights pursuant to Section 1(a)(i) and deliver to the Company and cause the Icahn Designees to abide by) and (ii) the Company will execute and deliver the Confidentiality Agreement to the Icahn Group substantially contemporaneously with execution and delivery thereof by the other signatories thereto. At any time an Icahn Designee is a member of the Board, the Board shall not adopt a policy precluding members of the Board from speaking to Mr. Icahn, and the Company confirms that it will advise members of the Board, including the Icahn Designees, that they may, but are not obligated to, speak to Mr. Icahn (but subject to the Confidentiality Agreement), if they are willing to do so and subject to their fiduciary duties and Company Policies (but may caution them regarding specific matters, if any, that involve conflicts between the Company and the Icahn Group).

6.

Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

7.

Representations and Warranties of Icahn Group. Each member of the Icahn Group jointly represents and warrants that, as of the date of this Agreement, (a) the Icahn Group collectively beneficially own, an aggregate of 34,721,118 common shares, no par value (excluding, for the avoidance of doubt, any cash-settled swaps or other cash-settled instruments), of BHC (“BHC Common Shares”) and no Common Shares, (b) except as set forth in the preceding clause (a) and the Icahn Group’s Schedule 13Ds with respect to BHC or the Company or as otherwise disclosed to the Company, no member of the Icahn Group, individually or in the aggregate with any Icahn Affiliate, has any other beneficial ownership of, or economic exposure to, any BHC Common Shares or Common Shares, nor does it currently have or have any right to acquire any interest in any other securities of BHC or the Company (or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of BHC, the Company or any of their respective controlled Affiliates, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of BHC Common Shares or Common Shares, whether or not any of the foregoing would give rise to beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), and whether or not to be settled by delivery of BHC Common Shares or Common Shares, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement), and (c) no member of the Icahn Group has any knowledge of any other stockholder of BHC or the Company that intends to submit a notice to the Company to nominate directors at the next Annual Meeting of shareholders of BHC or the Company.

8.

Representations and Warranties and Covenants of the Company. The Company represents and warrants, that as of the date of this Agreement, the Company expects that the directors so identified in the Company’s Form S-1 filed with the SEC on January 13, 2022 shall be all of the directors on the Board as of the completion of the Company’s initial public offering of Common Shares. Further, the Company agrees that if the Company enters into an agreement, arrangement or understanding, or otherwise grants any rights, to any other stockholder of the Company to avoid a proxy or similar contest with such stockholder at any time during the three (3) months following the date that the Icahn Designees are seated as directors of the Company, then to the extent such agreement, arrangement or understanding grants any right or rights that are more favorable than those set forth in this Agreement, the Company agrees it shall offer the same such rights to the Icahn Group.

9.

Miscellaneous. This Agreement shall terminate and be of no further force or effect upon the earliest of the occurrence of any of the following events: (a) following the Board’s appointment of the Icahn Designees to the Board pursuant to Section 1(a)(i), (i) no Icahn Designee then serving on the Board and (ii) the Icahn Group no longer being entitled to designate a Replacement Designee for any Icahn Designee, (b) the expiry of the Election Period without the Icahn Group’s valid exercise of its nomination rights pursuant to Section 1(a)(i), (c) following the completion of the B+L Distribution, the Icahn Group not collectively beneficially owning an aggregate Net Long Position in at least three percent (3%) of the total outstanding Common Shares as of the Distribution Effective Date (as adjusted for any stock dividends, combinations, splits, recapitalizations and similar type events), and (d) any breach by the Icahn Group of its covenants and obligations set forth in Section 1(a)(ii) and Section 3(a) (including any action taken prior to the commencement of the Standstill Period that would be a breach of Section 3(a) if taken during the Standstill Period). Notwithstanding anything herein to the contrary, Section 3(a)(i) shall survive any such termination through the Butterfly Date. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at law. Furthermore, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or the other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (v) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

10.

No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11.

Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

12.

Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy and email is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Bausch + Lomb Corporation

520 Applewood Crescent

Vaughan, Ontario, Canada L4K 4B4

Email: [*****]

Attention: Christina Ackermann, General Counsel

With copies to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52 Street

New York, NY 10019

Attention: Igor Kirman, [*****]

  Mark Veblen, [*****]

  Sabastian Niles, [*****]

if to the Icahn Group:

Icahn Capital LP

16690 Collins Avenue, Penthouse Suite

Sunny Isles Beach, FL 33160

Attention: Jesse Lynn, Chief Operating Officer

Email: [*****]

13.

Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

14.	Counterparts. This Agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

15.	Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

16.	No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other persons.

17.	Fees and Expenses. Neither the Company, on the one hand, nor the Icahn Group, on the other hand, will be responsible for any fees or expenses of the other in connection with this Agreement.

18.

Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless context otherwise requires, references herein to Exhibits, Sections or Schedules mean the Exhibits, Sections or Schedules attached to this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances. In all instances, the term “or” shall not be deemed to be exclusive. For all purposes of this Agreement, and any exhibit, appendix or attachment hereto (including, for the avoidance of doubt, Exhibit A), the Icahn Group and its Icahn Affiliates shall in no event be deemed to beneficially own less than six percent (6%), or three percent (3%), as applicable, of the outstanding Common Shares unless the Icahn Group’s crossing of any such threshold is the result of sales of Common Shares or transactions described in Rule 14e-4(a)(1) of the Exchange Act (but excluding, for the avoidance of doubt, any cash-settled swaps or other cash-settled instruments) by, or on behalf of, the Icahn Group or its Icahn Affiliates (i.e., issuances of Common Shares, or similar actions, by the Company shall have no effect on the deemed beneficial ownership of Common Shares by the Icahn Group and its Icahn Affiliates for purposes of this this Agreement, or any exhibit, appendix or attachment hereto (including, for the avoidance of doubt, Exhibit A)).

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

BAUSCH + LOMB CORPORATION

By:	/s/ Christina M. Ackermann
Name:	Christina M. Ackermann
Title:	Executive Vice President and General Counsel

[Signature Page to Director Appointment and Nomination Agreement between

Bausch + Lomb Corporation and the Icahn Group]

ICAHN GROUP

/s/ Carl C. Icahn
Carl C. Icahn

ICAHN PARTNERS LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN PARTNERS MASTER FUND LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

[Signature Page to Director Appointment and Nomination Agreement between

Bausch + Lomb Corporation and the Icahn Group]

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner

By:	/s/ Ted Papapostolou
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IPH GP LLC

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ONSHORE LP

By:	/s/ Jesse Lynn
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN OFFSHORE LP

By:	/s/ Jesse Lyn
Name:	Jesse Lynn
Title:	Chief Operating Officer

BECKTON CORP

By:	/s/ Jesse Lyn
Name:	Jesse Lynn
Title:	Vice President

[Signature Page to Director Appointment and Nomination Agreement between

Bausch + Lomb Corporation and the Icahn Group]

SCHEDULE A

CARL C. ICAHN

ICAHN PARTNERS LP

ICAHN PARTNERS MASTER FUND LP

ICAHN ENTERPRISES G.P. INC.

ICAHN ENTERPRISES HOLDINGS L.P.

IPH GP LLC

ICAHN CAPITAL LP

ICAHN ONSHORE LP

ICAHN OFFSHORE LP

BECKTON CORP.

EXHIBIT A

[FORM OF RESIGNATION]

[DATE]

Board of Directors

Bausch + Lomb Corporation

520 Applewood Crescent

Vaughan, Ontario, Canada L4K 4B4

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to that certain Director Appointment and Nomination Agreement, dated as of April [__], 2022 (the “Agreement”) among Bausch + Lomb Corporation and the Icahn Group. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Pursuant to Section 1(c) of the Agreement, effective only upon, and subject to, such time as the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position in at least six percent (6%) of the total outstanding Common Shares as of the Distribution Effective Date, I hereby irrevocably resign from my position as a director of the Company and from any and all committees of the Board on which I serve; provided, however, that if this resignation is tendered pursuant to Section 1(c) of the Agreement, this resignation shall not be effective if any other resignation of an Icahn Designee is tendered and accepted pursuant to Section 1(c) of the Agreement (and the Icahn Group shall determine in its sole discretion which resignation of the Icahn Designees shall be effective) unless and until the Icahn Group (together with the Icahn Affiliates) ceases collectively to beneficially own (as defined in Rule 13d-3 (as in effect from time to time) promulgated by the SEC under the Exchange Act) an aggregate Net Long Position in at least three percent (3%) of the total outstanding Common Shares as of the Distribution Effective Date.

Sincerely,

Name:

B-1

EXHIBIT B

[CONFIDENTIALITY AGREEMENT]

CONFIDENTIALITY AGREEMENT

BAUSCH + LOMB CORPORATION

[DATE]

To: Each of the persons or entities listed on Schedule A (the “Icahn Group” or “you”)

Ladies and Gentlemen:

This letter agreement shall become effective upon the appointment of any Icahn Designee to the Board of Directors (the “Board”) of Bausch + Lomb Corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Director Appointment and Nomination Agreement (the “Nomination Agreement”), dated as of April [__], 2022, among the Company and the Icahn Group. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, an Icahn Designee may, if and to the extent he or she desires to do so, disclose information he or she obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this Agreement, and that other members of the Board may similarly disclose information to you. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, representatives, attorneys, advisors, directors, officers or employees, subject to the restrictions in paragraph 2 (collectively, the “Representatives”), you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by any Icahn Designee, or by or on behalf of the Company or any Company Representative (as defined below), including discussions or matters considered in meetings of the Board or Board committees, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1.

The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by any Icahn Designee, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors (other than the Icahn Designees), officers or employees (collectively, the “Company Representatives”), or (iii) is received from a source other than any Icahn Designee, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2.

You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this Agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that no Icahn Designee shall disclose to you or your Representatives any Legal Advice (as defined below) that may be included in the Evaluation Material with respect to which such disclosure would constitute waiver of the Company’s attorney client privilege or attorney work product privilege. “Legal Advice” as used in this letter agreement shall be solely and exclusively limited to the advice provided by legal counsel and shall not include factual information or the formulation or analysis of business strategy that is not protected by the attorney-client or attorney work product privilege.

3.

In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Evaluation Material, you will (a) promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense and (b) produce or disclose only that portion of the Evaluation Material which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded the Evaluation Material. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Evaluation Material solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling, or engaging in derivative or other voluntary transactions with respect to the Common Shares of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.

4.

You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company other than the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, General Counsel, or such other persons approved by the foregoing or the Board concerning Evaluation Material, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not in any way apply to any Icahn Designee acting in his or her capacity as a Board member (nor shall it apply to any other Board members).

5.

All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which no Icahn Designee is a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Evaluation Material and use reasonable best efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Evaluation Material has been erased or deleted, as the case may be). Notwithstanding the foregoing, the obligation to return or destroy Evaluation Material shall not cover information (i) that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices or (ii) retained on a confidential basis solely to the extent required to comply with applicable law and/or any internal record retention requirements; provided that such materials referenced in this sentence shall remain subject to the terms of this Agreement applicable to Evaluation Material, and you and your Representatives will continue to be bound by the obligations contained herein for as long as any such materials are retained by you or your Representatives.

6.

You acknowledge, and will advise your Representatives, that the Evaluation Material may constitute material non-public information under applicable federal, state or provincial securities laws, and you agree that you shall not, and you shall use reasonable best efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction on the basis of such information in violation of such laws.

7.

You hereby represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

8.

Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

9.

You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

10.

Each of the parties (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Delaware Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief, and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS LETTER AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

11.

This letter agreement and the Nomination Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This letter agreement may be amended only by an agreement in writing executed by the parties hereto.

12.

All notices, consents, requests, instructions, approvals and other communications provided for in this letter agreement and all legal process in regard to this letter agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by telecopy and email, when such telecopy is transmitted to the telecopy number set forth below and sent to the email address set forth below and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Bausch + Lomb Corporation

520 Applewood Crescent

Vaughan, Ontario, Canada L4K 4B4

Email: [*****]

Attention: Christina Ackermann, General Counsel

With copies to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52 Street

New York, NY 10019

Attention: Igor Kirman, [*****]

  Mark Veblen, [*****]

  Sabastian Niles, [*****]

if to the Icahn Group:

Icahn Capital LP

16690 Collins Avenue, Penthouse Suite

Sunny Isles Beach, FL 33160

Attention: Jesse Lynn, Chief Operating Officer

Email: [*****]

13.

If at any time subsequent to the date hereof, any provision of this letter agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this letter agreement.

14.	This letter agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.

15.

This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties to this letter agreement.

16.	The Icahn Group shall cause any Replacement Designee appointed to the Board pursuant to the Nomination Agreement to execute a copy of this letter agreement.

17.

This letter agreement shall expire two (2) years from the date on which no Icahn Designee remains a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth herein any Evaluation Material constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and (ii) retained pursuant to Section 5.

18.	No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

19.

Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” In all instances, the term “or” shall not be deemed to be exclusive.

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

BAUSCH + LOMB CORPORATION

By:
Name:
Title:

Accepted and agreed as of the date first written above:

CARL C. ICAHN

Carl C. Icahn

ICAHN PARTNERS LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

[Signature Page to Confidentiality Agreement between Bausch + Lomb Corporation and the Icahn Group]

ICAHN PARTNERS MASTER FUND LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ENTERPRISES G.P. INC.

By:
Name:	Ted Papapostolou
Title:	Chief Financial Officer

ICAHN ENTERPRISES HOLDINGS L.P.

By: Icahn Enterprises G.P. Inc., its general partner

By:
Name:	Ted Papapostolou
Title:	Chief Financial Officer

IPH GP LLC

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN CAPITAL LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

ICAHN ONSHORE LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

[Signature Page to Confidentiality Agreement between Bausch + Lomb Corporation and the Icahn Group]

ICAHN OFFSHORE LP

By:
Name:	Jesse Lynn
Title:	Chief Operating Officer

BECKTON CORP

By:
Name:	Jesse Lynn
Title:	Vice President

[Signature Page to Confidentiality Agreement between Bausch + Lomb Corporation and the Icahn Group]

SCHEDULE A

Beckton Corp.

Icahn Capital LP

Icahn Enterprises Holdings L.P.

Icahn Enterprises G.P. Inc.

Icahn Offshore LP

Icahn Onshore LP

Icahn Partners LP

Icahn Partners Master Fund LP

IPH GP LLC

Icahn Capital LP

Carl C. Icahn

ANNEX 1

Tax Criteria

From and after the Distribution Effective Date, the Icahn Group shall not be permitted to designate any individual as a director of the Company if: (x) such individual, at the time of such designation, is also a member of the board of directors of BHC; and (y) immediately following such designation, more than two (2) individuals are members of the boards of directors of both BHC and the Company. For example, if on the date of any such designation, Brett Icahn and Steven Miller continue to be members of the board of directors of BHC, then: (x) if no other individuals are members of the boards of directors of both BHC and the Company, then both Brett Icahn and Steven Miller would be permitted to join the board of directors of the Company; (y) if two (2) other individuals are members of the boards of directors of both BHC and the Company, then neither Brett Icahn nor Steven Miller would be permitted to join the board of directors of the Company; and (z) if one (1) other individual is a member of the boards of directors of both BHC and the Company, then Brett Icahn or Steven Miller (but not both) would be permitted to join the board of directors of the Company.